Exhibit 99.1

Numerex Corp. Announces Plan to Merge with Sierra Wireless

Merger will provide Numerex with an expanded ability to serve its customers through a combined company with a worldwide presence, scale and experience

Atlanta GA – August 3, 2017 – Numerex Corp. (“Numerex” or the “Company”) (NASDAQ:NMRX), a leading provider of enterprise solutions enabling the Internet of Things, (IoT), and Sierra Wireless, Inc. (“Sierra Wireless”) (NASDAQ: SWIR) (TSX: SW), a leading provider of fully integrated device-to-cloud solutions for the IoT, have entered into a definitive merger agreement (the “Merger Agreement”) under which Sierra Wireless will acquire Numerex in a stock-for-stock merger transaction (the “Transaction”). The equity value of the Transaction is approximately US$107 million based on Sierra Wireless’ closing stock price on August 1, 2017 of US$29.65 per share, and represents a premium of 17.5% to Numerex’s volume weighted average share price for the 20 trading day period ending August 1, 2017.

Under the terms of the Merger Agreement, Numerex shareholders will receive a fixed exchange ratio of 0.1800 common shares of Sierra Wireless for each share of Numerex common stock. Upon completion of the Transaction, Numerex will become a subsidiary of Sierra Wireless and approximately 10% of the common shares of Sierra Wireless on a fully diluted basis will be held by Numerex shareholders. Concurrent with closing, Numerex’s debt of approximately $20 million including fees shall be repaid with Sierra Wireless cash. The Transaction is expected to close by the end of 2017, subject to the receipt of Numerex shareholder approval and certain regulatory and government approvals, and satisfaction of other customary conditions.

“We believe that combining with Sierra Wireless provides us the opportunity to work with and take advantage of world-class talent and technology to improve our product offerings for our customers,” commented Kenneth Gayron, Interim CEO and CFO of Numerex. “The transaction also provides our shareholders the opportunity to participate in the upside potential of the combined company.”

“The acquisition of Numerex accelerates our IoT device-to-cloud strategy by adding an established customer base, significant sales capacity, proven managed solutions and recurring revenue scale,” said Jason Cohenour, President and CEO of Sierra Wireless. “The combination of Sierra Wireless and Numerex will represent a powerful business and technology platform that will enable the company to drive a global leadership position in IoT services and solutions.”

Board Approval

The Board of Directors of each of Numerex and Sierra Wireless has unanimously approved the Transaction. Numerex shareholders owning approximately 27% of Numerex’s outstanding stock have entered into voting agreements under which they have agreed to vote in favor of the Transaction.

Advisors

Deutsche Bank is acting as financial advisor to Numerex and Arnold & Porter Kaye Scholer LLP is acting as Numerex’s legal advisor. RBC Capital Markets is acting as financial advisor to Sierra Wireless. Blake, Cassels & Graydon LLP, Skadden, Arps, Slate, Meagher & Flom LLP, and Jones Day are acting as Sierra Wireless’ legal advisors.

About Numerex Corp.

Numerex Corp. (NASDAQ:NMRX) is a leading provider of enterprise solutions enabling the Internet of Things (IoT). The Company's solutions produce new revenue streams or create operating efficiencies for its customers. Numerex provides its technology and services through its integrated platforms, which are generally sold on a subscription basis. The Company offers a portfolio of managed end-to-end IoT solutions including smart devices, network connectivity and service applications capable of addressing the needs of a wide spectrum of vertical markets and industrial customers. The Company's mission is to empower enterprise operations with world-class, managed IoT solutions that are simple, innovative, scalable, and secure. For additional information, please visit www.numerex.com.

About Sierra Wireless

Sierra Wireless (NASDAQ: SWIR) (TSX: SW) is building the Internet of Things with intelligent wireless solutions that empower organizations to innovate in the connected world. Customers start with Sierra because we offer the industry’s most comprehensive portfolio of 2G, 3G and 4G embedded modules and gateways, seamlessly integrated with our secure cloud and connectivity services. OEMs and enterprises worldwide trust our innovative solutions to get their connected products and services to market faster. Sierra Wireless has more than 1,100 employees globally and operates R&D centers in North America, Europe and Asia. For more information, visit www.sierrawireless.com.

Forward-Looking Statements

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex, Sierra Wireless and their future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance. Risk factors regarding Numerex are discussed in Numerex’s Annual Report on Form 10-K for the year ended December 31, 2016, which may be found on EDGAR at www.sec.gov and in our other regulatory filings with the Securities and Exchange Commission.

Additional Information about the Merger and Where to Find It

Investors may obtain free copies of the registration statement, the proxy statement/prospectus and other relevant documents filed by Numerex and Sierra Wireless with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Numerex with the SEC are available free of charge on Numerex’s website at investor.numerex.com or by contacting Numerex’s Investor Relations Department by telephone at 770-615-1410 or by e-mail to kgayron@numerex.com.

No Offer or Solicitation

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy, sell or solicit any securities or any proxy, vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed acquisition of Numerex by Sierra Wireless. In connection with the proposed merger, Sierra Wireless intends to file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form F-4, which will include a proxy statement of Numerex that also constitutes a prospectus of Sierra Wireless. After the registration statement is declared effective, Numerex will mail the proxy statement/prospectus to its shareholders. Investors are urged to read the proxy statement/prospectus (including all amendments and supplements thereto) and other relevant documents filed with the SEC carefully and in their entirety if and when they become available because they will contain important information about the proposed merger and related matters.

Participants in Solicitation Relating to the Merger

This communication is not a solicitation of proxies in connection with the proposed merger of Numerex and Sierra Wireless. However, Numerex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Numerex’s shareholders in respect of the proposed merger. Information regarding Numerex’s directors and executive officers can be found in Numerex’s Form 10-K/A filed with the SEC on May 1, 2017, as well as its other filings with the SEC. Additional information regarding the interests of such potential participants, including their respective interests by security holdings or otherwise, will be set forth in the proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Numerex using the sources indicated above.

Numerex contacts:

Kenneth Gayron Interim CEO and CFO +1 (770) 615-1410 kgayron@numerex.com	Kelly Gay Chief Operating Officer +1 (678) 624-5998 kgay@numerex.com